MANAGEMENT STOCKHOLDERS'
                          AND OPTIONHOLDERS' AGREEMENT


               MANAGEMENT STOCKHOLDERS' AND OPTIONHOLDERS' AGREEMENT dated as of September 14, 1998 among SCOTSMAN HOLDINGS, INC., a Delaware corporation (the "Company"), CYPRESS MERCHANT BANKING PARTNERS L.P., a Delaware limited partnership ("Cypress Onshore"), CYPRESS OFFSHORE PARTNERS L.P., a Cayman Islands limited partnership ("Cypress Offshore"), SCOTSMAN PARTNERS, L.P., a Texas limited partnership ("Scotsman Partners" and, together with Cypress Onshore and Cypress Offshore, the "Investor Group"), the parties identified as the Management Stockholders on the signature pages of this Agreement, each of whom, at the time he or she becomes a party hereto, is an officer and/or key employee of the Company or one or more of its subsidiaries (individually, a "Management Stockholder" and, collectively, the "Management Stockholders") and the Permitted Transferees (as defined herein) of the Management Stockholders who become parties to this Agreement pursuant to the terms and provisions contained herein. Any Affiliate (as defined herein) of a Stockholder in the Investor Group which is or becomes a stockholder is referred to herein as an "Investor Group Affiliate" and, together with the Investor Group, as "Investor Group Holders"; and the Management Stockholders, together with the Investor Group Holders, are referred to herein, collectively, as the "Stockholders."

               WHEREAS, the Company desires to give certain officers and key employees of the Company the opportunity to participate directly in the equity of the Company and to create in key employees an increased interest in and a greater concern for the welfare of the Company through the continued ownership of shares of common stock of the Company, par value $.01 per share (the "Shares");

               WHEREAS, in furtherance of the above purpose, the Company has adopted an Employee Stock Option Plan (the "Plan") providing for the granting to employees of the Company and its subsidiaries of options ("Options") which may be exercised to purchase Shares, upon the condition that prior to the grant or exercise of any Option such employee shall have executed and delivered or otherwise be a party to this Agreement; and

               WHEREAS, the parties hereto deem it in their best interests to enter into this Agreement to set forth their respective obligations in connection with their investments in the Shares of the Company;

               NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                             LIMITATIONS ON TRANSFER

               SECTION I.1 General Restrictions on Transfer. (a) Each Management Stockholder agrees that he or she shall not during the term of this Agreement either directly or indirectly offer, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of (collectively, "Transfer") any Shares, or any interest therein, except in a transaction which (i) is specifically permitted by this Agreement and (ii) complies with the Securities Act (as defined in Article VI hereof).

               (b) Any attempt to Transfer any Shares or any interest therein which is not in compliance with this Agreement shall be null and void, and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

               SECTION I.2 Permitted Transfers. (a) Subject to Section 1.2(b), each Management Stockholder may Transfer Shares to a Permitted Transferee (as defined in Article VI hereof) (i) at any time more than six (6) months after the date of acquisition of such Shares or (ii) upon the death of such Management Stockholder.

               (b) Not less than 15 Business Days prior to any proposed Transfer of any Shares or any interest therein by a Management Stockholder to any Permitted Transferee (other than a transfer upon death of a Stockholder), the holder of such Shares shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed transfer in reasonable detail. Any such Transfer to a Permitted Transferee may be effected only if the Company shall have received, together with the notice referred to above, if any: (i) if requested by the Company, an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of Shares or such interest therein may be effected without registration under the Securities Act, (ii) if requested by the Company, representation letters that contain representations in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act, and (iii) such letters and other documentation in form and substance reasonably satisfactory to the Company from each such Permitted Transferee stating such Permitted Transferee's agreement to be bound by the terms of this Agreement (whereupon such Permitted Transferee shall be entitled to the rights and benefits of this Agreement applicable to the Management Stockholder or previous Permitted Transferee who is the transferor). Each certificate evidencing Shares or interests therein transferred as provided in this Section 1.2 shall bear the legend set forth in Section 7.1 of this Agreement.

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

               (c) In addition, any Management Stockholder may Transfer Shares
(i) pursuant to an effective registration statement under the Securities Act, or
(ii) in compliance with Rule 144 ("Rule 144") promulgated under the Securities Act; provided that no such sales may occur until after the consummation of the initial public offering of the equity of the Company (an "IPO"). Notwithstanding any other provision contained in this Agreement, a Management Stockholder may not Transfer any Shares (other than pursuant to Section 2.1 hereof or to a Permitted Transferee pursuant to Section 1.2(a) hereof) until the earlier to occur of (i) in the case of a Management Stockholder who is a Designated Officer, 12 months after an IPO, and, in the case of a Management Stockholder who is not a Designated Officer, 60 days after an IPO, or (ii) the day after the date on which the Investor Group Holders shall have disposed of Shares constituting more than 33-1/3% of the Original Shares (as defined in Article VI) and, thereafter, the aggregate number of Shares which a Management Stockholder may Transfer (other than pursuant to Section 2.1 hereof or to a Permitted Transferee pursuant to Section 1.2(a) hereof) in any calendar year shall not exceed 25% of the sum of the number of Shares (if any) acquired by such Management Stockholder pursuant to the Subscription Agreement between the Company and such Management Stockholder plus the total number of Shares (if any) acquired by such Management Stockholder pursuant to the exercise of Options.

               SECTION I.3 Right of First Refusal. (a) After the expiration of the Transfer Restriction Period (as defined in Article VI hereof) and subject to
Section 1.2(c) hereof, in respect of a Share, a Management Stockholder (the "Selling Holder") may Transfer such Share to any Third Party (as defined in
Article VI hereof), pursuant to a bona fide offer for consideration consisting of cash, securities, or a combination thereof (an "Offer"); provided that such Management Stockholder shall first give a right of first refusal to purchase such Share (the "Right of First Refusal") to the Investor Group and, if and to the extent that the Investor Group fails to exercise such right, the Management Stockholder shall thereupon give the Right of First Refusal to the Company; provided, further, that, after an IPO, the provisions of the preceding proviso and the following provisions of this Section 1.3 shall be applicable to a Transfer by a Selling Holder only if such Selling Holder is a Designated Officer.

               (b) In connection with any Offer, the Selling Holder shall be deemed to have offered his or her Shares, first to the Investor Group and second to the Company, at the same price and otherwise substantially upon the same terms as such Offer. If the consideration proposed to be paid pursuant to such Offer consists in whole or in part of securities, the cash equivalent value of such securities shall be determined by the Board of Directors in good faith, which determination shall be final. The Board of Directors shall deliver a notice to the Selling Holder and the Investor Group setting forth such determination within 15 days after the Company shall have received the Offer Notice defined in Section 1.3(c).

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

               (c) The Selling Holder shall deliver a written notice (the "Offer Notice") to the Investor Group and the Company (i) setting forth the terms of any Offer, (ii) offering to the Investor Group the right to purchase the Shares proposed to be sold pursuant to such Offer, and (iii) offering the Company the right to purchase such Shares if and to the extent that the Investor Group declines to exercise such right. Prior to the expiration of the 20-day period commencing on the date of the Selling Holder's notice, the Investor Group shall deliver a notice advising the Selling Holder and the Company whether or not and to what extent the Investor Group is exercising its Right of First Refusal. If the Investor Group fails to timely exercise the Right of First Refusal, the Company shall, prior to the expiration of the 30-day period commencing on the date of the Offer Notice, deliver a written notice advising the Selling Holder and the Investor Group whether or not the Company is exercising its Right of First Refusal. Notwithstanding anything to the contrary herein, the Investor Group may exercise the Right of First Refusal for a portion and not all of the Shares proposed to be sold pursuant to the Offer; provided that the Company exercises the Right of First Refusal as to the balance of such Shares. If both the Investor Group and the Company fail to timely exercise their respective Rights of First Refusal for a number of Shares which, in the aggregate, is equal to the total number of Shares proposed to be sold pursuant to the Offer, the Selling Holder may thereafter Transfer such Shares to the Third Party, but only pursuant to terms not less favorable to the Selling Holder than the terms of the Offer as set forth in the Offer Notice.

               (d) The closing of the purchases of the Shares by the Investor Group or the Company pursuant to this Section 1.3 shall take place at the principal executive offices of the Company prior to the expiration of the 90-day period commencing on the date of the Offer Notice. At such closing, the purchaser shall deliver a certified check or checks in the appropriate amount to the Selling Holder against delivery of certificates representing the Shares so purchased, duly endorsed in blank by the Person or Persons in whose name the stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

               (e) At the Investor Group's election, the Investor Group's Right of First Refusal may be exercised by the Investor Group Holders in such proportion as the Investor Group shall direct in its exercise notice; provided, however, that, if the Investor Group shall not so direct in its exercise notice, then the Investor Group's Right of First Refusal shall be deemed to have been exercised such that each Investor Group Holder will acquire from the Selling Holder a number of Shares equal to (i) the number of Shares subject to the Investor Group's Right of First Refusal multiplied by (ii) a fraction, the numerator of which is the number of Shares owned by such Investor Group Holder and the denominator of which is the total number of Shares owned by all Investor Group Holders.

                                   ARTICLE II

                                 TAKE-ALONG SALE


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               SECTION II.1 Take-Along Right. If the Investor Group Holders
intend to privately Transfer to any Third Party (the "Purchaser") more than 80% of the Shares held by them, then each Management Stockholder, including any Permitted Transferee of a Management Stockholder (collectively with the Management Stockholders, the "Take-Along Holders"), shall be required, at the election of the Investor Group, to Transfer (a "Take-Along Sale") the same percentage of the Shares then held by such Management Stockholder or Permitted Transferee as the percentage of the Shares held by the Investor Group Holders that the Investor Group Holders intend to privately Transfer (such Shares of such Management Stockholder or Permitted Transferee, the "Take-Along Shares") to such Third Party, for the same consideration, and on the same terms and conditions, if any, upon which the Investor Group Holders propose to dispose of their Shares. In the event of a Take-Along Sale, Options which are not theretofore exercisable shall become exercisable by reason of such transaction only to the extent provided in the instrument evidencing the grant of such Options.

               SECTION II.2 Notice. The Investor Group Holders shall deliver to each Take-Along Holder written notice (the "Take-Along Notice") of any sale to be made pursuant to Section 2.1 above, which notice shall set forth the consideration to be paid by the Purchaser for each Share and the other terms and conditions, if any, of such transaction, including the percentage of the Shares held by the Investor Group Holders that the Investor Group Holders intend to privately Transfer. Within 15 Business Days after the date of the Take-Along Notice, each such Take-Along Holder shall promptly deliver to the Investor Group certificates representing its Take-Along Shares, duly endorsed, in proper form for transfer, together with a limited power-of-attorney authorizing the Investor Group to dispose of such Take-Along Shares to the Purchaser and to execute all other documents required to be executed in connection with such transaction. Pursuant to such limited power-of-attorney, the Investor Group shall not be entitled to make representations and warranties on behalf of any Take-Along Holder, other than customary representations and warranties as to such Take-Along Holder's due execution and delivery of the applicable documentation, the validity and binding effect thereof and such Take-Along Holder's title to its Take-Along Shares. Pending consummation of the Take-Along Sale, the Investor Group shall promptly notify the Take-Along Holders of any changes in the proposed timing for the Take-Along Sale and any other material developments in connection therewith.

               SECTION II.3 Transfer. (a) If within 90 Business Days after the date of the Take-Along Notice no transfer of the Take-Along Shares in accordance with the provisions of Section 2.1 shall have been completed, or if earlier the Investor Group shall determine not to proceed with such transfer, then the Investor Group shall promptly return to the Take-Along Holder, in proper form, all certificates representing the Take-Along Shares and the limited powers-of-attorney previously delivered by the Take-Along Holder to the Investor Group.

               (b) Promptly after the consummation of the transfer of Take-Along Shares pursuant to Section 2.1, the Investor Group shall remit or cause to be remitted to the Take-Along Holders their respective consideration with respect to the Take-Along Shares and shall furnish such other evidence of the completion and time of completion of such transfer and the terms and conditions, if any, thereof as may reasonably be requested by the Take-Along Holder; provided that each Take-Along Holder shall be given a reasonable opportunity to provide written wire transfer instructions for use in connection with such transfer, and, if such Take-Along Holder provides such instructions, such Take-Along Holder's consideration for its Take-Along Shares shall be paid in accordance therewith upon consummation of such transfer.


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

               (c) The provisions of this Article II shall remain in effect, notwithstanding any return to a Take-Along Holder of any Take-Along Shares as provided in Section 2.3(a).

                                   ARTICLE III

                             TAG-ALONG PARTICIPATION

               SECTION III.1 Tag-Along Rights. (a) If the Investor Group Holders intend to privately Transfer to any Third Party (the "Tag-Along Purchaser"), in one transaction or a series of transactions, Shares constituting, in the aggregate, more than 33-1/3% of the total number of Original Shares, then the Investor Group shall permit each Management Stockholder, at its option, to Transfer, for the same consideration, and on the same terms and conditions, if any, upon which the Investor Group Holders intend to Transfer such Shares, a number of Shares (including Shares subject to then exercisable Options) then owned by such Management Stockholder determined in accordance with Section 3.1(b) (the "Tag-Along Shares").

               (b) Each Management Stockholder shall have the right, pursuant to
Section 3.1(a), to sell pursuant to the offer by the Tag-Along Purchaser, a number of Shares (including Shares subject to then exercisable Options) equal to the product of (i) the total number of Shares to be purchased by the Tag-Along Purchaser from the Investor Group Holders (after giving effect to the tag-along rights of any stockholder in the Company other than a Management Stockholder or a Management Stockholder under and as defined in the Other Management Stockholders Agreement (as defined in Article VI)) and (ii) a fraction, the numerator of which shall be the total number of Shares (including Shares subject to then exercisable Options) owned by such Management Stockholder and the denominator of which shall be the total number of Shares (including Shares subject to then exercisable Options), in the aggregate, owned by the Investor Group Holders, all the Management Stockholders and all the Management Stockholders under and as defined in the Other Management Stockholders Agreement.


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               SECTION III.2 Notice. Not less than 15 Business Days prior to any proposed Transfer pursuant to Section 3.1, the Investor Group, on behalf of the Investor Group Holders, shall deliver to each Management Stockholder written notice thereof (the "Tag-Along Notice"), which notice shall set forth the consideration to be paid by the Tag-Along Purchaser and the other terms and conditions, if any, of such transaction. If any Management Stockholder elects to Transfer some or all of the Tag-Along Shares pursuant to Section 3.1, then such Management Stockholder shall so notify the Investor Group within 10 Business
Days after the date of the Tag-Along Notice, and, at the Investor Group's request not less than two Business Days prior to the proposed Transfer, the Management Stockholder shall deliver to the Investor Group certificates representing such Tag-Along Shares (and/or other appropriate documentation to permit the exercise of Options), duly endorsed, in proper form for Transfer, together with a limited power-of-attorney authorizing the Investor Group to transfer the Tag-Along Shares to the Tag-Along Purchaser and to execute all other documents required to be executed in connection with such transaction. Pursuant to such limited power-of-attorney, the Investor Group shall not be entitled to make representations and warranties on behalf of any Management Stockholder, other than customary representations and warranties as to such Management Stockholder's due execution and delivery of the applicable documentation, the validity and binding effect thereof and such Management Stockholder's title to its Tag-Along Shares.

               SECTION III.3 Transfer. (a) If within 90 Business Days after delivery by a Management Stockholder to the Investor Group of the certificates and related documents described in Section 3.2 no transfer of the Shares held by the Investor Group Holders and Tag-Along Shares in accordance with the provisions of this Article III shall have been completed, or if earlier the Investor Group shall determine not to proceed with such transfer, then the Investor Group shall promptly return to the Management Stockholder, in proper form, all certificates representing the Tag-Along Shares and the limited power-of-attorney previously delivered by the Management Stockholders to the Investor Group.

               (b) Promptly after the consummation of the transfer of the Tag-Along Shares pursuant to Section 3.1, the Investor Group shall remit or cause to be remitted to each Management Stockholder the consideration with respect to the Tag-Along Shares so transferred and shall furnish such other evidence of the completion of such transfer and the terms and conditions (if any) thereof as may reasonably be requested by the Management Stockholder; provided that each such Management Stockholder shall be given a reasonable opportunity to provide written wire transfer instructions for use in connection with such transfer, and, if such Management Stockholder provides such instructions, such Management Stockholder's consideration for its Tag-Along Shares so transferred shall be paid in accordance therewith upon consummation of such transfer.

               (c) The provisions of this Article III shall remain in effect, notwithstanding any return to any Management Stockholder of Tag-Along Shares as provided in Section 3.3(a).

                                   ARTICLE IV

               CERTAIN SALES UPON TERMINATION OF EMPLOYMENT

               SECTION IV.1 Surrender of Shares and Options to the Company. (a) Upon the occurrence during the term of this Agreement of any of the events set forth in clause (i), (ii), (iii) or (iv) below (each, a "Termination Event"), the Company may elect, by delivering the notice required under Section 4.1(e), to require each Management Stockholder and such Management Stockholder's Permitted Transferees (A) to sell to the Company all or a portion of the Shares owned by such Management Stockholder and such Management Stockholder's Permitted Transferees, in accordance with Section 4.2, and (B) to surrender to the Company for cancellation all or a portion of the Options held by such Management Stockholder and such Management Stockholder's Permitted Transferees, in accordance with Section 4.2:


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

                 (i) the termination of such Management Stockholder's employment due to the death or Disability (as defined in Article VI) of such Management Stockholder;

                (ii) the voluntary termination by such Management Stockholder of his or her employment with the Company (and any subsidiary or Affiliate of the Company);

               (iii) the termination by the Company of such Management Stockholder's employment with the Company (and any subsidiary or Affiliate of the Company) for Cause; or

                (iv) the termination by the Company of such Management Stockholder's employment with the Company (and any subsidiary or Affiliate of the Company) without Cause.

               (b) The Repurchase Price for each Share purchased in connection with the occurrence of an event specified in Sections 4.1(a)(i) or (iv) shall be equal to Fair Market Value (as defined in Section 4.3); provided that, until the second anniversary of the Recapitalization Closing Date, such Repurchase Price shall be $30.50.

               (c) The Repurchase Price for each Share purchased in connection with the occurrence of an event specified in Section 4.1(a)(ii) shall be equal to the lower of (i) $30.50 or (ii) Fair Market Value; provided, however, that from and after the fifth anniversary of the later of (A) the earlier of (1) the date of purchase of such Share by the Management Stockholder and (2) the date on which the Option to which such Share is or was subject becomes or became exercisable, and (B) the Recapitalization Closing Date, such Repurchase Price shall be equal to Fair Market Value; provided, further, that, until the second anniversary of the Recapitalization Closing Date, such Repurchase Price shall be $30.50.

               (d) The Repurchase Price for each Share purchased in connection with the occurrence of an event specified in Section 4.1(a)(iii) shall be equal to the lower of (i) $30.50 or (ii) Fair Market Value; provided that, until the second anniversary of the Recapitalization Closing Date, such Repurchase Price shall be $30.50.

               (e) The amount payable to a Management Stockholder or his or her Permitted Transferee in respect of each Option which is surrendered and cancelled pursuant to Section 4.1 in connection with a Termination Event (the "Option Cancellation Price") shall be the product of (i) the excess of (A) the Repurchase Price per Share that would have been payable for the Shares subject to such Option were such Option to have been exercised on the date of such Termination Event over (B) the exercise price per Share payable pursuant to such Option and (ii) the number of Shares for which such Option was exercisable at the date of the Termination Event.


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

               (f) If a Termination Event occurs with respect to any Management Stockholder, then the Company shall deliver written notice (the "Repurchase Notice") to such Management Stockholder and such Management Stockholder's Permitted Transferees within 60 days after the Company obtains knowledge of such occurrence, specifying whether the Company elects to exercise its right to require such Management Stockholder and such Management Stockholder's Permitted Transferees to sell their Shares to the Company pursuant to this Section 4.1 and to surrender to the Company for cancellation their Options (which right need not be exercised for all such Shares and Options). If the Company elects to exercise its right to require such sale or surrender, as the case may be, the Company shall specify the Repurchase Price for each such Share and the Option Cancellation Price for each such Option in the Repurchase Notice and consummate such transactions in accordance with Section 4.2.

               (g) For purposes of this Agreement, the Fair Market Value of a Share shall be determined in accordance with Section 4.3.

               SECTION IV.2 Method of Repurchase. (a) If the Company elects to exercise its right to require any Management Stockholder and such Management Stockholder's Permitted Transferees to sell Shares and surrender Options pursuant to Section 4.1, the Shares subject to repurchase (collectively, the "Surrendered Shares") shall be repurchased and the Options subject to surrender and cancellation (collectively, the "Surrendered Options") shall be surrendered and cancelled on a date (the "Repurchase Date") no later than 60 days after the date of the Repurchase Notice. On the Repurchase Date, the Management Stockholder and such Management Stockholder's Permitted Transferees selling such Surrendered Shares or delivering such Surrendered Options (collectively, the "Sellers") shall deliver to the Company the certificate or certificates representing the Shares owned by such Sellers on such date and any documentation requested by the Company to evidence the surrender and cancellation of the Surrendered Options, against delivery by the Company to such Sellers of the Repurchase Price and the Option Cancellation Price in cash; provided, however, that if the Company in good faith determines that its ability to pay all or any portion of the Repurchase Price or the Option Cancellation Price in cash may be restricted or limited under debt or other agreements to which the Company or any of its Affiliates is a party, the Company shall issue and deliver a promissory note (a "Payment Note") with the terms set forth in Section 4.2(b). All certificates for Surrendered Shares shall be duly endorsed in favor of the Company by the Seller in whose name such certificate or certificates is registered or accompanied by a duly executed stock or security assignment in favor of the Company with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers, Inc. If any Seller shall fail to deliver such certificate or certificates to the Company within the time required, the Company shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 4.2 and that the Surrendered Shares, until transferred to the Company, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company.


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

               (b) Each Payment Note shall (i) be payable to the order of the Seller, (ii) be issued and dated as of the Repurchase Date applicable to the transfer of the Surrendered Shares or the Surrendered Options by such Seller,
(iii) be in a principal amount equal to that portion of the Repurchase Price of such Surrendered Shares or the Option Cancellation Price for the Surrendered Options that the Company has determined it is unable to pay in cash pursuant to
Section 4.2(a), (iv) mature as to the then unpaid principal amount thereof on the first anniversary of the latest date of final maturity of any debt securities issued by the Company in connection with the Permanent Financing (as defined in Article VI hereof) or, if earlier, upon the first to occur of a sale of all or substantially all of the assets of the Company, a merger, consolidation, exchange or similar combination of the Company with another entity (unless the Company is the surviving entity) or the dissolution, liquidation, bankruptcy or insolvency of the Company, (v) be secured by a pledge of the repurchased Shares and (vi) to the extent permitted by applicable debt and other agreements, provide for level amortization of the principal amount thereof over a five year period. Each Payment Note shall bear interest in respect of the unpaid principal amount of such Payment Note from the Repurchase Date to the maturity date thereof at the rate of interest publicly announced by Bankers Trust (or the bank which is then acting as the agent bank for the Company or Scotsman) in New York City from time to time as its Prime Rate, compounded semi-annually. Interest shall be payable semi-annually in cash, to the extent permitted under debt or other agreements to which the Company or any of its Affiliates is a party, but otherwise shall accrue and be payable at maturity or shall be payable semi-annually in additional Payment Notes. Each Payment Note shall be expressly subordinated to all debt of the Company, other than debt in respect of other Payment Notes then outstanding or thereafter issued. Payments on the Payment Notes shall be made in equal proportion among all the holders of Payment Notes.

               SECTION IV.3 Determination of Fair Market Value. (a) If any Management Stockholder or such Management Stockholder's Permitted Transferees are entitled to receive the Fair Market Value for the Shares held by such Management Stockholder or such Management Stockholder's Permitted Transferees in connection with a Termination Event (or are entitled to receive the Option Cancellation Price based on the Fair Market Value of the Shares subject to Options), then the Board shall determine in good faith in the manner described in Section 4.3(b) the fair market value of each Share and the fair market value as so determined shall be the "Fair Market Value" for each Share for purposes of
Section 4.1.

               (b) If the Shares are not listed on a national securities exchange in the United States on any date on which the Fair Market Value per Share is to be determined, and a public market does not otherwise exist for the Shares on such date, then the Fair Market Value per Share shall be equal to the amount determined by dividing:


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

                 (i) the excess of (A) 7.0 times the consolidated net income of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles, consistently applied, determined before reduction for restructuring charges in connection with the acquisition of Space Master International, and determined before reduction for interest, amortization of goodwill and intangibles, depreciation and taxes, for the last four reported fiscal quarters of the Company immediately preceding the fiscal quarter in which the termination of employment occurred, over (B) the sum of (x) the amount of all outstanding Indebtedness of the Company and its subsidiaries at the end of the reported fiscal quarter of the Company immediately preceding the date of such termination of employment plus (y) the aggregate liquidation preference of all outstanding preferred or preference stock of the Company and its subsidiaries at the end of the reported fiscal quarter of the Company immediately preceding the date of such termination of employment; by

                (ii) the total number of Shares outstanding at the date of such determination, on a fully diluted basis after giving effect to the exercise in full of all outstanding options and the conversion or exercise of all Convertible Securities;

provided, however, that the determination of the Fair Market Value per Share shall be subject to adjustment by the Board of Directors in its sole discretion to take into account extraordinary transactions and other factors as determined by the Board of Directors acting in good faith.

               If the Shares are listed on a national securities exchange in the United States on any date on which the Fair Market Value per Share is to be determined, the Fair Market Value per Share shall be deemed to be the average of the last sales price for Shares for the thirty (30) trading days immediately preceding the date of the Termination Event.

               If a public market exists for the Shares on any date on which the Fair Market Value per Share is to be determined, but the Shares are not listed on a national securities exchange in the United States on such date, the Fair Market Value per Share shall be deemed to be the average of the mean between the closing bid and asked quotations in the over-the-counter market for the thirty
(30) trading days immediately preceding the date of the Termination Event.

                                    ARTICLE V

                          PIGGYBACK REGISTRATION RIGHTS

               SECTION V.1 Registration Rights. Once the Investor Group Holders shall have disposed of Shares constituting more than 33-1/3% of the total number of Original Shares, if the Company at any time proposes to register Common Stock on behalf of the Investor Group, the Company shall give written notice each such time to each Management Stockholder who is then employed by the Company or whose employment theretofore shall have been terminated for any reason, other than termination by the Company for Cause or voluntary termination by such Management Stockholder (and the Permitted Transferees of such Management Stockholders) of its intention to do so. Upon the written request of any such Management Stockholder or Permitted Transferee (a "Participating Management Stockholder") given within 15 Business Days after receipt of any such notice by such Management Stockholder or Permitted Transferee (stating the amount of Common Stock to be disposed of by the Participating Management Stockholder), the Company shall include the Common Stock intended to be disposed of in a registration statement under the Securities Act so as to permit the disposition by the Participating Management Stockholder of the Common Stock so registered; provided, however, that the number of Shares which may be sold by a Participating Management Stockholder who is a Designated Officer pursuant to any such registration statement may not exceed the product of (A) the total number of Shares then owned by such Participating Management Stockholder and (B) a fraction, the numerator of which shall be the total number of Shares intended to be disposed of by the Investor Group Holders pursuant to such registration statement and the denominator of which shall be the total number of Shares then owned by the Investor Group Holders.

               SECTION V.2 Cut-Back Registration. Notwithstanding the provisions of Section 5.1, if the registration of which the Company gives notice pursuant to Section 5.1 is for an underwritten offering and the managing underwriter or underwriters determine in good faith that the total amount of Common Stock proposed to be included in such offering is such as to adversely affect the success of such offering, then the Company shall include in such registration the amount of Common Stock which the Company is so advised can be sold in such offering as follows: (i) if such registration includes a primary registration,
(A) first, Common Stock the Company proposed to be included in such registration, and (B) second, Common Stock requested to be included in such registration, pro rata among the holders of such Common Stock in proportion to the number of shares of Common Stock sought to be registered by each holder (which, in the case of a Participating Management Stockholder, shall have been limited to the amount permitted by Section 5.1), or (ii) if such registration is exclusively a secondary registration, then the number of shares of Common Stock shall be reduced or limited pro rata among the Participating Management Stockholder and the other holders of Common Stock in proportion to the number of shares of Common Stock sought to be registered by each holder (which, in the case of a Participating Management Stockholder who is a Designated Officer, shall have been limited to the amount permitted by Section 5.1), to the extent necessary to reduce the total amount of Common Stock to be included in such offering to the amount recommended by such managing underwriter or underwriters.

                                   ARTICLE VI

                                   DEFINITIONS

               Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

               "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the preceding sentence, "control" shall include the power to vote or direct the voting of more than fifty percent (50%) of the voting shares, general partnership interests or other voting equity interests of a Person. Any partnership or limited liability company in which a Stockholder in the Investor Group or an Investor Group Affiliate is a general partner or member, as the case may be, shall be an Affiliate of the Investor Group.

               "Board" or "Board of Directors" means the Board of Directors of the Company.

               "Business Day" means any day except a Saturday, Sunday orother day on which commercial banks in the City of New York or the State of Maryland are authorized by law to close.

               "Cause" means, when used in connection with any Management Stockholder, (i) with respect to a Management Stockholder who is a party to a written employment agreement with the Company, which agreement contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements, or (ii) in all other cases, that one or more of the following has occurred: (A) any intentional or willful failure by such Management Stockholder to substantially perform his or her employment duties which shall not have been corrected within thirty days following written notice of the duties which such Management Stockholder has failed to substantially perform, (B) any engaging by such Management Stockholder in misconduct which is significantly injurious to the Company or any of its subsidiaries or Affiliates, (C) any breach by such Management Stockholder of any representation, warranty or covenant contained in the Subscription Agreement executed by such Management Stockholder or the representations, warranties or covenants contained in the instrument pursuant to which an Option is granted to such Management Stockholder under the Plan or (D) such Management Stockholder's conviction of or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in material economic or reputational injury to the Company or any of its subsidiaries or Affiliates.

               "Convertible Security" means any security that is convertible into the common stock of the Company and any security that represents an option, warrant or other right to purchase shares of common stock of the Company.

               "Designated Officer" means those persons listed on Annex A to this Agreement.

               "Disability" means, when used in connection with any Management Stockholder, the inability (as determined by the Board in its sole discretion) of such Management Stockholder, as a result of incapacity due to physical or mental illness or disability, to perform his duties with the Company for the previous six consecutive months or shorter periods aggregating six months during the previous twelve-month period.

               "Fair Market Value" means, at any time, the fair market value of a Share as determined in accordance with the provisions set forth in Section 4.3.

               "Indebtedness" means any indebtedness of the Company or its subsidiaries, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or representing any obligations of the Company or its subsidiaries under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect the Company or its subsidiaries against fluctuations in interest rates, except any such balance that constitutes an accrued expense or trade payable, and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition and any reserves for extraordinary items or liabilities.

               "Original Shares" means the 1,420,766 Shares acquired by the Investor Group and their Affiliates on the Recapitalization Closing Date (or the corresponding number of Shares resulting from any anti-dilution adjustment thereto, including but not limited to any Shares received by way of a dividend, additional issuance, purchase, exchange, split-up, recapitalization, reclassification, or conversion of Shares, any corporate reorganization, or any other similar transaction).

               "Other Management Stockholders Agreement" means the Second Amended and Restated Management Stockholders' and Optionholders' Agreement dated as of May 22, 1997, to which the Company and certain other Persons are parties, as amended, supplemented or otherwise modified from time to time.

               "Permanent Financing" means the 9-7/8% Senior Notes due 2007 of Williams Scotsman, Inc., or such other bonds, notes, debentures or other similar evidences of Indebtedness as are issued from time to time by Williams Scotsman, Inc. or any of its Affiliates to refinance such 9-7/8% Senior Notes due 2007 or any portion thereof.

               "Permitted Transferee" means, with respect to any Management Stockholder, a Person to whom any of the following transfers are made:

                 (i) a transfer upon the death of such Management Stockholder to such Management Stockholder's spouse or descendants (including adopted children, stepchildren and sons-in-law or daughters-in-law, if any), or to his executor, administrator or testamentary or inter vivos trustee;

                (ii) a transfer in compliance with applicable federal and state securities laws to a Management Stockholder's spouse or descendants (including adopted children, stepchildren and sons-in-law or daughters-in-law, if any), or a trust, the sole income beneficiaries of which, or a corporation or a partnership, the sole stockholders or limited or general partners of which, include only such Management Stockholder, such Management Stockholder's spouse and/or such Management Stockholder's descendants (including adopted children, stepchildren and sons-in-law or daughters-in-law, if any);

               (iii) a transfer to the legal guardian of a disabled Management Stockholder; or

                (iv) a transfer (including a hypothecation) not covered by clause (i), (ii) or (iii) above that the Board of Directors, in its sole discretion, approves prior to the consummation thereof, provided that such transfer is in compliance with applicable federal and state securities laws;

provided that, in the event of death or disability of any Person to whom a transfer is made pursuant to clause (i), (ii), (iii) or (iv) above, the term "Permitted Transferee" shall include:

               (x) in the case of such Person's death, such Person's spouse or descendants (including adopted children, stepchildren and sons-in-law or daughters-in-law, if any), or such Person's executor, administrator or testamentary or inter vivos trustee; or

               (y) in the case of such Person's disability, such Person's legal guardian.

               "Person" means any individual, corporation, partnership, trust, unincorporated organization, group (within the meaning of Regulation 13D-G under the Securities Exchange Act of 1934, as amended) or government or political department or agency thereof or other entity.

               "Recapitalization Agreement" means the Recapitalization Agreement dated as of April 11, 1997 and as amended, supplemented or otherwise modified, among the Company, the Investor Group and/or certain of their Affiliates, Odyssey Partners, L.P. and certain other stockholders of the Company.

               "Recapitalization Closing Date" means May 22, 1997.

               "Repurchase Price" means, with respect to any Surrendered Shares, the applicable price per Share at which such Shares are to be repurchased pursuant to Section 4.1.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Third Party" means a Person who is a prospective purchaser of Shares in an arm's-length transaction from a Stockholder where such Person is not an Affiliate of such Stockholder.

               "Transfer Restriction Period" in respect of a Share owned by a Management Stockholder (or his or her Permitted Transferee) means the period commencing on the date of purchase of such Share by such Management Stockholder and ending on the later of (i) the fifth anniversary of (A) the earlier of (1) the date of purchase of such Share by the Management Stockholder and (2) the date on which the Option to which such Share is or was subject becomes or became exercisable, and (ii) the fifth anniversary of the Recapitalization Closing Date.

                                   ARTICLE VII

                                  MISCELLANEOUS

               SECTION VII.1 Share Certificates. (a) The Stockholders agree that each certificate representing the Shares now or hereafter held by a Management Stockholder shall be endorsed with a legend in substantially the following form:

               "The securities represented by this certificate are subject to a certain Agreement, dated as of November 9, 1993, which provides, among other things, for certain restrictions on the (i) voting and (ii) sale, transfer, pledge, hypothecation, or other disposition of the securities represented by this certificate. A copy of such Agreement is on file at the principal offices of the Company and will be furnished upon request to the purchaser or prospective purchaser of the securities represented by this certificate."

               (b) Notwithstanding Section 7.1(a), if, after the date hereof, a new certificate or certificates representing Shares held by a Management Stockholder shall be issued by the Company, then each such new certificate shall be endorsed with a legend substantially in the following form in lieu of the legend referred to in Section 7.1(a):

               "The securities represented by this certificate are subject to a certain Management Stockholders' and Optionholders' Agreement dated as of September 14, 1998, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, which provides, among other things, for certain restrictions on the (i) voting and (ii) sale, transfer, pledge, hypothecation, or other disposition of the securities represented by this certificate. A copy of such Agreement is on file at the principal offices of the Company and will be furnished upon request to the purchaser or prospective purchaser of the securities represented by this certificate."

               SECTION VII.2 After-Acquired Shares. The provisions of this Agreement shall apply to all Shares and Options now owned or hereafter issued or transferred to, or acquired by, a Management Stockholder or any of its Affiliates in any fashion, including but not limited to any Shares received by way of a dividend, additional issuance, purchase, exchange, split-up, recapitalization, reclassification, or conversion of Shares, any corporate reorganization, or any other transaction, including the exercise of an Option granted under the Plan.

               SECTION VII.3 Equitable Relief. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the undersigned in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto shall be entitled to an injunction or injunctions to restrain, enjoin, and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter, it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

               SECTION VII.4 Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made in writing by hand-delivery, first-class mail (registered or certified, with return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, effective upon receipt, to the address of the party appearing under its name below (or to such other address as may be designated in writing by such party):

               If to the Company:

               Scotsman Holdings, Inc.
               8211 Town Center Drive
               Baltimore, MD  21236
               Attn:  Gerard E. Holthaus

               with a copy to:

               Scotsman Holdings, Inc.
               8211 Town Center Drive
               Baltimore, MD  21236
               Attn:  John Ross, Esq.

               If to the Investor Group:

               The Cypress Group L.L.C.
               65 East 55th Street, 19th Floor
               New York, NY  10022
               Attn:  David P. Spalding

               -and-

               Scotsman Partners, L.P.
               201 Main Street
               Fort Worth, TX  76102
               Attn:  Robert Cotham and Ray Pinson

               -and-

               Scotsman Partners, L.P.
               65 East 55th Street
               32nd Floor
               New York, NY  10022
               Attn:  Daniel L. Doctoroff

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017
               Attn:  Michael O. Wolfson, Esq.

               If to a Management Stockholder:

               To the address of such
               Management Stockholder
               shown in the stock transfer
               records of the Company.

               SECTION VII.5 Amendment. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Investor Group and the Management Stockholders (or their Permitted Transferees) holding collectively at the time of such amendment or waiver at least 51% of the aggregate Shares held by all Management Stockholders (and their Permitted Transferees). Notwithstanding the foregoing, any Management Stockholder may be released from all of his or her obligations hereunder, and thereupon shall cease to be a party hereto for any purpose, with the written agreement of the Company and the Investor Group; provided that such Management Stockholder shall have executed and delivered to the Company and the Investor Group a stockholders' and optionholders' agreement in form and substance satisfactory to such Management Stockholder, the Company and the Investor Group.

               SECTION VII.6 Termination. This Agreement may be terminated at any time by an instrument in writing signed by the parties hereto. Notwithstanding the previous sentence, this Agreement shall terminate on the first to occur of (i) the tenth anniversary of the Recapitalization Closing Date and (ii) such time as the Investor Group or other Investor Group Holders shall cease to own, in the aggregate, at least 5% of the Original Shares.

               SECTION VII.7 Waiver. No failure or delay on the part of any or all of the parties hereto in exercising any right, power, or privilege hereunder, and no course of dealing between the parties, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the simultaneous or later exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any or all of the parties would otherwise have.

               SECTION VII.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               SECTION VII.9 Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of Delaware without giving effect to the conflict of laws provisions thereof.

               SECTION VII.10 Benefit and Binding Effect; Assignment by Company.
(a) This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

               (b) The Company shall have the right to assign to Scotsman or any other Person any or all of its rights or obligations to purchase Shares and/or Options pursuant to this Agreement; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding any such assignment to a Person other than Scotsman in the event that such assignee fails to perform the obligations so assigned to it.

               SECTION VII.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               SECTION VII.12 Entire Agreement. This agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the parties hereto and constitutes the entire agreement by the parties related to the matters specified herein.

               SECTION VII.13 Actions by Investor Group. With respect to any notice, consent, authorization or other action pursuant to this Agreement to be made, given or taken by the Investor Group, the Company and each Management Stockholder shall be entitled to rely upon any such notice, consent, authorization or action made, given or taken by any Stockholder in the Investor Group, and any such notice, consent, authorization or other action shall thereafter be binding upon each Stockholder in the Investor Group.

               IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement as of the date first above written.

                             SCOTSMAN HOLDINGS, INC.


                                    By:  /s/ Gerard E. Holthaus
                                         -----------------------------------
                                        Name:
                                        Title:

                                    CYPRESS MERCHANT BANKING PARTNERS L.P.

                                    By:     Cypress Associates L.P., its
                                              general partner

                                    By:  Cypress Merchant Banking Partners
                                           L.L.C., its general partner


                                    By:  /s/ David P. Spalding
                                         -----------------------------------
                                        Name:
                                        Title:

                                    CYPRESS OFFSHORE PARTNERS L.P.

                                    By:     Cypress Associates L.P., its
                                              general partner

                                    By:  Cypress Merchant Banking Partners
                                           L.L.C., its general partner


                                    By:  /s/ David P. Spalding
                                         -----------------------------------
                                        Name:
                                        Title:


                                    SCOTSMAN PARTNERS, L.P.

                                    By:     Group 31, Inc. its
                                              general partner


                                    By:  /s/ J. Taylor Crandall
                                         -----------------------------------
                                        Name:
                                        Title:

   SIGNATURE PAGE TO
MANAGEMENT STOCKHOLDERS' AND OPTIONHOLDERS' AGREEMENT

               The undersigned has read the foregoing Management Stockholders' and Optionholders' Agreement, dated as of September 14, 1998 (as the same may have been amended, supplemented or otherwise modified in accordance with its terms prior to the date indicated below, the "Agreement"), and hereby agrees to be bound by the terms thereof applicable to a Management Stockholder (as defined therein).

               IN WITNESS WHEREOF, the undersigned has signed and delivered the Agreement as of the date indicated below.



Name of Management Stockholder
(Please Print):                         ----------------------------------------


Signature of Management Stockholder::   ----------------------------------------


Date:                                   ----------------------------------------